Exhibit 99.1

Battalion Oil Corporation Announces Fouth Quarter 2022 Financial and Operating Results

HOUSTON, TEXAS – March 30, 2023 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the fourth quarter 2022.

Key Highlights

●	Generated full year 2022 sales volumes of 15,438 barrels of oil equivalent per day (“Boe/d”)
●	Year-end 2022 reserves of approximately 92.0 million barrels of oil equivalent (“MMBoe”) with a standardized measure of discounted future net cash flows of approximately $1.5 billion
●	Tenth well of 2022 capital program put online in January 2023 with one of the strongest IP30’s of the program
●	Strengthened hedge book – weighted average strike price on crude oil swaps of $69.17 in 2023, a 36% increase over 2022 average
●	Substantial progress on acid gas treating facility with expectation of being mechanically complete in early April – anticipate significant decrease in gas treating costs in 2023
●	Recently completed issuance of preferred shares for $24.4 million of proceeds to enhance liquidity

Management Comments

Richard Little, the Company’s CEO, commented, “2022 was a year of transformation for Battalion. We entered the year with our development program underway having recently completed a strategic refinancing. The plan was simple: drive production growth while remaining committed to capital discipline and operational efficiency. We addressed the challenges we faced including increases in service costs, scarcity in key supplies and equipment, and issues with labor and service provider continuity to close out 2022 within the guidance range on all operating metrics – a testament to the exceptional work our team has done.”

“Our drilling program has underscored the prolific nature and economic viability of our Wolfcamp and Bone Spring resource, even at current oil prices. Our hedge book is healthier, and it is driving improved realized pricing. Our acid gas treating facility is expected to be mechanically complete in early April and is anticipated to become fully operational in the second quarter of 2023; this is expected to significantly reduce gas processing and treating expenses. We intend to continue our focus on improving operational efficiencies to drive meaningful improvements in our operating margins.”

“Though we have a sizable inventory of high-performance drilling locations, the vast majority of our acreage position is held by production, giving us flexibility on how and when we develop the acreage.  As such, we are continuing to evaluate our development program and will not be providing a 2023 capital budget at this time.”

“As we move forward, we are prioritizing free cash flow generation and the strengthening of our balance sheet.”

Results of Operations

Average daily net production and total operating revenue during the fourth quarter 2022 were 15,696 Boe/d (51% oil) and $76.8 million, respectively, as compared to production and revenue of 17,283 Boe/d (50% oil) and $84.5 million, respectively, during the fourth quarter 2021. The decrease in revenues year-over-year is primarily attributable to an approximate 1,587 Boe/d decrease in average daily production. Excluding the impact of hedges, Battalion realized 100% of the average NYMEX oil price during the fourth quarter of 2022; however, realized hedge losses totaled approximately $18.2 million during the fourth quarter 2022.

Lease operating and workover expense was $9.89 per Boe in the fourth quarter of 2022 and $8.34 per Boe in the fourth quarter of 2021. The increase in lease operating and workover expense per Boe year-over-year is primarily attributable to an increase in workover expenses as well as the decrease in average daily production during the quarter.  Gathering and other expense was $11.31 per Boe in the fourth quarter 2022 as compared to $10.67 per Boe in the fourth quarter of 2021. The increase was due primarily to the decrease in average daily production during the quarter. General and administrative expense was $2.46 per Boe in the fourth quarter of 2022 and $1.99 per Boe in the fourth quarter of 2021. After adjusting for selected items, Adjusted G&A was $1.87 per Boe in the fourth quarter of 2022 compared to $2.03 per Boe in the fourth quarter of 2021. The decrease in Adjusted G&A year-over-year was primarily attributable to a decrease in employee-related costs.

The Company reported a net loss to common stockholders for the fourth quarter of 2022 of $7.7 million and a net loss per diluted share of $0.47. After adjusting for selected items, the Company reported an adjusted net loss to common stockholders for the fourth quarter of 2022 of $2.6 million, or an adjusted net loss of $0.16 per diluted share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended December 31, 2022 was $22.7 million as compared to $20.4 million during the quarter ended December 31, 2021 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of December 31, 2022, the Company had $235.2 million of indebtedness outstanding and approximately $1.4 million of letters of credit outstanding. Total liquidity on December 31, 2022, made up of cash and cash equivalents, was $32.7 million.

In March 2023, the Company issued 25,000 shares of redeemable convertible preferred stock to certain of its existing equity shareholders and received approximately $24.4 million in net proceeds to improve liquidity and address concerns around future covenant compliance. For further discussion on our liquidity and balance sheet, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Form 10-K.

2022 Proved Reserves

Battalion’s estimated total proved oil and natural gas reserves, as prepared by our independent reserve engineering firm, Netherland, Sewell & Associates, Inc., were 92.0 MMBoe (54% oil, 50% developed) at December 31, 2022. Our reserves had a standardized measure of discounted future cash flows of $1.5 billion based on SEC benchmark pricing of $94.14 per barrel for oil and $6.36 per MMBtu for natural gas.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Director, Finance & Investor Relations

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021

Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$60,816	$60,284	$267,690	$213,512
Natural gas	6,914	11,409	46,210	35,248
Natural gas liquids	8,267	12,588	43,501	35,394
Total oil, natural gas and natural gas liquids sales	75,997	84,281	357,401	284,154
Other	805	224	1,663	1,051
Total operating revenues	76,802	84,505	359,064	285,205

Operating expenses:
Production:
Lease operating	12,397	12,362	48,095	43,977
Workover and other	1,876	907	6,683	3,224
Taxes other than income	2,547	3,126	18,483	12,312
Gathering and other	16,330	16,960	64,117	60,396
General and administrative	3,564	3,165	17,635	16,514
Depletion, depreciation and accretion	15,479	12,679	51,915	45,408
Total operating expenses	52,193	49,199	206,928	181,831
Income (loss) from operations	24,609	35,306	152,136	103,374

Other income (expenses):
Net gain (loss) on derivative contracts	(21,872)	(6,248)	(110,006)	(125,619)
Interest expense and other	(10,389)	(3,001)	(23,591)	(8,018)
Gain (loss) on extinguishment of debt	—	(122)	—	1,946
Total other income (expenses)	(32,261)	(9,371)	(133,597)	(131,691)
Income (loss) before income taxes	(7,652)	25,935	18,539	(28,317)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$(7,652)	25,935	$18,539	$(28,317)

Net income (loss) per share of common stock:
Basic	$(0.47)	$1.59	$1.14	$(1.74)
Diluted	$(0.47)	$1.58	$1.12	$(1.74)
Weighted average common shares outstanding:
Basic	16,345	16,274	16,331	16,261
Diluted	16,345	16,448	16,510	16,261

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$32,726	$46,864
Accounts receivable, net	37,974	36,806
Assets from derivative contracts	16,244	1,383
Restricted cash	90	1,495
Prepaids and other	1,131	1,366
Total current assets	88,165	87,914
Oil and natural gas properties (full cost method):
Evaluated	713,585	569,886
Unevaluated	62,621	64,305
Gross oil and natural gas properties	776,206	634,191
Less - accumulated depletion	(390,796)	(339,776)
Net oil and natural gas properties	385,410	294,415
Other operating property and equipment:
Other operating property and equipment	4,434	3,467
Less - accumulated depreciation	(1,209)	(1,035)
Net other operating property and equipment	3,225	2,432
Other noncurrent assets:
Assets from derivative contracts	5,379	2,515
Operating lease right of use assets	352	721
Other assets	2,827	2,270
Total assets	$485,358	$390,267

Current liabilities:
Accounts payable and accrued liabilities	$100,095	$62,826
Liabilities from derivative contracts	29,286	58,322
Current portion of long-term debt	35,067	85
Operating lease liabilities	352	369
Asset retirement obligations	225	—
Total current liabilities	165,025	121,602
Long-term debt, net	182,676	181,565
Other noncurrent liabilities:
Liabilities from derivative contracts	33,649	7,144
Asset retirement obligations	15,244	11,896
Operating lease liabilities	—	352
Other	4,136	4,003
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,344,815 and 16,273,913 shares issued and outstanding as of
December 31, 2022 and 2021, respectively	2	2
Additional paid-in capital	334,571	332,187
Retained earnings (accumulated deficit)	(249,945)	(268,484)
Total stockholders' equity	84,628	63,705
Total liabilities and stockholders' equity	$485,358	$390,267

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(7,652)	$25,935	$18,539	$(28,317)
Adjustments to reconcile net income (loss) to net cash provided by (used
in) operating activities:
Depletion, depreciation and accretion	15,479	12,679	51,915	45,408
Stock-based compensation, net	670	450	2,210	2,010
Unrealized loss (gain) on derivative contracts	3,655	(21,332)	(20,256)	47,721
Amortization/accretion of financing related costs	2,722	379	5,448	379
Reorganization items, net	—	—	(744)	—
Loss (gain) on extinguishment of debt	—	122	—	(1,946)
Accrued settlements on derivative contracts	(3,191)	261	4,302	7,030
Change in fair value of embedded derivative liability	1,224	—	(1,819)	—
Other expense (income)	51	(338)	(77)	(567)
Cash flow from operations before changes in working capital	12,958	18,156	59,518	71,718
Changes in working capital	12,029	3,284	19,283	(3,146)
Net cash provided by (used in) operating activities	24,987	21,440	78,801	68,572

Cash flows from investing activities:
Oil and natural gas capital expenditures	(38,467)	(5,353)	(125,465)	(52,557)
Proceeds received from sales of oil and natural gas assets	331	—	332	947
Other operating property and equipment capital expenditures	(211)	(364)	(1,160)	(371)
Other	(3)	52	163	68
Net cash provided by (used in) investing activities	(38,350)	(5,665)	(126,130)	(51,913)

Cash flows from financing activities:
Proceeds from borrowings	15,078	229,000	35,200	374,000
Repayments of borrowings	(10)	(184,064)	(95)	(332,085)
Payment of deferred financing costs	(2,508)	(14,220)	(2,887)	(14,220)
Other	60	—	(432)	(290)
Net cash provided by (used in) financing activities	12,620	30,716	31,786	27,405

Net increase (decrease) in cash, cash equivalents and restricted cash	(743)	46,491	(15,543)	44,064

Cash, cash equivalents and restricted cash at beginning of period	33,559	1,868	48,359	4,295
Cash, cash equivalents and restricted cash at end of period	$32,816	$48,359	$32,816	$48,359

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021

Production volumes:
Crude oil (MBbls)	740	800	2,837	3,196
Natural gas (MMcf)	2,315	2,670	9,337	9,447
Natural gas liquids (MBbls)	318	345	1,242	1,157
Total (MBoe)	1,444	1,590	5,635	5,928
Average daily production (Boe/d)	15,696	17,283	15,438	16,241

Average prices:
Crude oil (per Bbl)	$82.18	$75.36	$94.36	$66.81
Natural gas (per Mcf)	2.99	4.27	4.95	3.73
Natural gas liquids (per Bbl)	26.00	36.49	35.02	30.59
Total per Boe	52.63	53.01	63.43	47.93

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(24.73)	$(31.06)	$(40.82)	$(23.02)
Natural gas (per Mcf)	0.04	(1.02)	(1.55)	(0.46)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(12.62)	(17.35)	(23.12)	(13.14)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$57.45	$44.30	$53.54	$43.79
Natural gas (per Mcf)	3.03	3.25	3.40	3.27
Natural gas liquids (per Bbl)	26.00	36.49	35.02	30.59
Total per Boe	40.01	35.66	40.31	34.79

Average cost per Boe:
Production:
Lease operating	$8.59	$7.77	$8.54	$7.42
Workover and other	1.30	0.57	1.19	0.54
Taxes other than income	1.76	1.97	3.28	2.08
Gathering and other	11.31	10.67	11.38	10.19
General and administrative, as adjusted (1)	1.87	2.03	2.52	2.48
Depletion	10.49	7.89	9.05	7.53

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.46	$1.99	$3.13	$2.79
Stock-based compensation:
Non-cash	(0.46)	(0.28)	(0.39)	(0.34)
Non-recurring (charges) credits and other:
Cash	(0.13)	0.32	(0.22)	0.03
General and administrative, as adjusted(2)	$1.87	$2.03	$2.52	$2.48
Total operating costs, as reported	$25.42	$22.97	$27.52	$23.02
Total adjusting items	(0.59)	0.04	(0.61)	(0.31)
Total operating costs, as adjusted(3)	$24.83	$23.01	$26.91	$22.71

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
As Reported:
Net income (loss), as reported	$(7,652)	$25,935	$18,539	$(28,317)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$18,156	$(13,525)	$(10,730)	$45,461
Natural gas	(14,501)	(7,807)	(9,526)	2,260
Total mark-to-market non-cash charge	3,655	(21,332)	(20,256)	47,721
Loss (gain) on extinguishment of debt	—	122	—	(1,946)
Change in fair value of embedded derivative liability	1,224	(213)	(1,819)	(213)
Non-recurring charges (credits)	194	(502)	1,230	(155)
Selected items, before income taxes	5,073	(21,925)	(20,845)	45,407
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	$5,073	$(21,925)	$(20,845)	$45,407

As Adjusted:
Net income (loss), as adjusted (1)	$(2,579)	$4,010	$(2,306)	$17,090

Diluted net income (loss) per common share, as reported	$(0.47)	$1.58	$1.12	$(1.74)
Impact of selected items	0.31	(1.34)	(1.26)	2.78
Diluted net income (loss) per common share, excluding selected items (1)(2)	$(0.16)	$0.24	$(0.14)	$1.04

Net cash provided by (used in) operating activities	$24,987	$21,440	$78,801	$68,572
Changes in working capital	(12,029)	(3,284)	(19,283)	3,146
Cash flow from operations before changes in working capital	12,958	18,156	59,518	71,718
Cash components of selected items	11,989	(1,213)	6,276	(7,635)
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)(2)	$24,947	$16,943	$65,794	$64,083

(1)	Net income (loss) earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	The impact of selected items for the three months ended December 31, 2022 and 2021 were calculated based upon weighted average diluted shares of 16.3 million and 16.4 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the years ended December 31, 2022 and 2021 were calculated based upon weighted average diluted shares of 16.3 and 16.4 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021

Net income (loss), as reported	$(7,652)	$25,935	$18,539	$(28,317)
Impact of adjusting items:
Interest expense	9,378	3,215	25,725	8,453
Depletion, depreciation and accretion	15,479	12,679	51,915	45,408
Stock-based compensation	670	450	2,210	2,010
Interest income	(227)	(1)	(369)	(213)
Loss (gain) on extinguishment of debt	—	122	—	(1,946)
Unrealized loss (gain) on derivatives contracts	3,655	(21,332)	(20,256)	47,721
Change in fair value of embedded derivative liability	1,224	(213)	(1,819)	(213)
Non-recurring charges (credits) and other	194	(505)	1,061	(173)
Adjusted EBITDA(1)	$22,721	$20,350	$77,006	$72,730

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Net income (loss), as reported	$(7,652)	$105,888	$13,047	$(92,744)
Impact of adjusting items:
Interest expense	9,378	6,232	5,394	4,721
Depletion, depreciation and accretion	15,479	13,615	12,601	10,220
Stock-based compensation	670	683	473	384
Interest income	(227)	(141)	(1)	—
Unrealized loss (gain) on derivatives contracts	3,655	(102,112)	(12,837)	91,038
Change in fair value of embedded derivative liability	1,224	(449)	(562)	(2,032)
Non-recurring charges (credits) and other	194	597	53	217
Adjusted EBITDA(1)	$22,721	$24,313	$18,168	$11,804

Adjusted LTM EBITDA(1)	$77,006

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Net income (loss), as reported	$25,935	$13,052	$(33,929)	$(33,375)
Impact of adjusting items:
Interest expense	3,215	1,904	1,838	1,496
Depletion, depreciation and accretion	12,679	10,885	11,249	10,595
Stock-based compensation	450	481	485	594
Interest income	(1)	(3)	(84)	(125)
Loss (gain) on extinguishment of debt	122	(2,068)	—	—
Unrealized loss (gain) on derivatives contracts	(21,332)	(1,816)	34,817	36,052
Change in fair value of embedded derivative liability	(213)	—	—	—
Non-recurring charges (credits) and other	(505)	559	(275)	48
Adjusted EBITDA(1)	$20,350	$22,994	$14,101	$15,285

Adjusted LTM EBITDA(1)	$72,730

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.